CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2005-6

DERIVED INFORMATION   07/26/05

[$563,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$790,000,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

The below charts display the excess interest in HEAT 2005-6 at 100% of the Prospectus Prepayment Curve (PPC) assuming no loss and (i) spot libor, (ii) forward libor and (iii) forward libor plus 100 basis points.  Amounts available from the Interest Rate Cap are incorporated in this calculation.

HEAT 2005-6 EXCESS INTEREST @ 100% PPC
SPOT LIBOR
FWD LIBOR
FWD LIBOR+100
FWD LIBOR+200
XS INTEREST
6.00
5.00
4.00%
3.00%
2.00%
1.00%
0.00%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
37
39
41
43
45
47
49
51
53
55
57
59
DEAL SEASONING

EXCESS INTEREST					EXCESS INTEREST
PERIOD	SPOT LIBOR	FWD LIBOR	FWD LIBOR+100	FWD LIBOR+200	PERIOD	SPOT LIBOR	FWD LIBOR	FWD LIBOR+100	FWD LIBOR+200
1	3.51%	3.51%	3.51%	3.51%	46	4.57%	4.24%	4.09%	3.93%
2	2.08%	2.08%	2.10%	2.15%	47	4.68%	4.41%	4.32%	4.20%
3	2.07%	2.07%	2.10%	2.17%	48	4.57%	4.26%	4.15%	3.99%
4	2.08%	2.08%	2.10%	2.15%	49	4.56%	4.26%	4.14%	3.98%
5	2.07%	2.07%	2.09%	2.17%	50	4.68%	4.38%	4.29%	4.16%
6	2.07%	2.06%	2.08%	2.17%	51	4.56%	4.24%	4.11%	3.95%
7	2.11%	2.10%	2.09%	2.11%	52	4.68%	4.37%	4.27%	4.13%
8	2.07%	2.06%	2.06%	2.14%	53	4.57%	4.29%	4.18%	4.05%
9	2.09%	2.07%	2.05%	2.10%	54	4.57%	4.28%	4.17%	4.03%
10	2.08%	2.05%	2.03%	2.16%	55	4.91%	4.68%	4.64%	4.59%
11	2.10%	2.06%	2.03%	2.06%	56	4.57%	4.23%	4.11%	3.98%
12	2.08%	2.04%	2.00%	2.12%	57	4.68%	4.36%	4.27%	4.16%
13	2.08%	2.03%	1.99%	2.12%	58	4.57%	4.21%	4.09%	3.95%
14	2.11%	2.05%	1.99%	2.00%	59	4.71%	4.35%	4.25%	4.14%
15	2.09%	2.02%	1.96%	2.08%	60	4.60%	4.30%	4.17%	4.03%
16	2.11%	2.03%	1.96%	1.96%	61	4.70%	4.21%	3.89%	3.56%
17	2.09%	2.00%	1.93%	2.06%	62	4.83%	4.37%	4.08%	3.79%
18	2.09%	2.00%	1.91%	2.05%	63	4.70%	4.20%	3.88%	3.54%
19	2.18%	2.08%	1.97%	1.90%	64	4.84%	4.36%	4.06%	3.76%
20	2.09%	1.98%	1.88%	2.00%	65	4.70%	4.25%	3.93%	3.59%
21	2.12%	2.01%	1.89%	1.87%	66	4.71%	4.17%	3.85%	3.51%
22	2.10%	1.96%	1.82%	1.95%	67	5.11%	4.66%	4.44%	4.19%
23	4.54%	3.99%	3.24%	2.51%	68	4.71%	4.15%	3.83%	3.49%
24	4.41%	3.83%	3.06%	2.33%	69	4.85%	4.31%	4.02%	3.71%
25	4.38%	3.80%	3.03%	2.31%	70	4.72%	4.14%	3.81%	3.47%
26	4.47%	3.92%	3.17%	2.46%	71	4.85%	4.27%	3.98%	3.67%
27	4.35%	3.77%	3.00%	2.28%	72	4.73%	4.21%	3.88%	3.54%
28	4.45%	3.88%	3.14%	2.43%
29	4.41%	4.14%	3.70%	2.95%
30	4.40%	4.12%	3.68%	2.93%
31	4.61%	4.36%	3.98%	3.26%
32	4.38%	4.09%	3.66%	2.91%
33	4.48%	4.20%	3.79%	3.05%
34	4.36%	4.06%	3.62%	2.88%
35	4.63%	4.36%	4.26%	3.84%
36	4.50%	4.20%	4.07%	3.62%
37	4.48%	4.18%	4.05%	3.60%
38	4.57%	4.27%	4.15%	3.71%
39	4.50%	4.17%	4.02%	3.56%
40	4.64%	4.33%	4.21%	3.77%
41	4.57%	4.27%	4.13%	3.98%
42	4.57%	4.26%	4.12%	3.97%
43	4.92%	4.68%	4.61%	4.54%
44	4.57%	4.25%	4.11%	3.95%
45	4.68%	4.39%	4.27%	4.13%

100% Prospectus Prepayment Curve (PPC)

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.6727% CPR per month to 23% CPR in month 12, and remaining at 23% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes prepayments starting at 8% CPR in month 1, increasing by 2% in each of the following 11 months.  In months 12 through 22, 100% PPC for the adjustable rate Mortgage Loans assumes 30% CPR.  In months 23 through 27, 100% PPC for the adjustable rate Mortgage Loans assumes 55% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate Mortgage Loans is assumed to remain constant at 35%.